Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234568
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 18, 2019)
Up to $50,000,000
Common Stock

We have entered into an Open Market Sale AgreementSM (the “sales agreement”) with Jefferies LLC (“Jefferies”) relating to the shares of our common stock, par value $0.001 per share (“common stock”), offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell our common stock having an aggregate sales price of up to $50,000,000 from time to time through Jefferies acting as our sales agent.
Our common stock trades on the Nasdaq under the symbol “LXRX.” On October 29, 2020, the last reported sale price of our common stock on the Nasdaq was $1.16 per share.
Sales of common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Jefferies for sales of common stock sold pursuant to the sales agreement will be at an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. In connection with the sale of the common stock on our behalf, the Jefferies will be deemed to be “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” on page S-7 of this prospectus supplement for additional information concerning the compensation to be paid to Jefferies.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks relating to investing in our common stock and each of the risk factors described under “Risk Factors” on page S-4 of this prospectus supplement as well as those contained in any accompanying prospectus and any related free writing prospectus or prospectus supplement we prepare or authorize in connection with this offering, and in the other documents that are incorporated by reference into this prospectus supplement or accompanying prospectus, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Jefferies
The date of this prospectus supplement is October 30, 2020

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS
We are providing information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific terms of this offering and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. Neither we nor Jefferies have authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell our common stock in any jurisdiction where the offer is not permitted.
The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.
None of Lexicon Pharmaceuticals, Inc., Jefferies or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in the common stock.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference for a more complete understanding of this offering of common stock. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequently filed Quarterly Reports on Form 10-Q for information regarding risks you should consider before investing in our common stock.
Overview
We are a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. We are devoting most of our resources to the research and development of our most advanced drug candidates:
•We are developing LX9211, an orally-delivered small molecule drug candidate, as a treatment for neuropathic pain. We identified the target of LX9211, adapter-associated kinase 1, or AAK1, in our target discovery efforts as a promising approach for the treatment of neuropathic pain, and identified LX9211 and another development candidate in a neuroscience drug discovery alliance with Bristol-Myers Squibb from which we hold exclusive development and commercialization rights. In preclinical studies, LX9211 demonstrated central nervous system penetration and reduction in pain behavior in multiple models of neuropathic pain, and has been demonstrated not to affect opiate pathways. We have reported top-line results from two Phase 1 clinical trials of LX9211, and are now conducting a Phase 2 clinical trial of LX9211 in diabetic peripheral neuropathic pain and preparing to initiate a second Phase 2 clinical trial of LX9211 in post-herpetic neuralgia.
•We are developing Zynquista™ (sotagliflozin), an orally-delivered small molecule drug candidate, as a treatment for type 1 diabetes, in support of which we completed a Phase 3 program involving approximately 3,000 patients with type 1 diabetes. The FDA has issued a complete response letter regarding our application for regulatory approval to market sotagliflozin for type 1 diabetes in the United States and has confirmed that position in denying two appeals of the complete response letter. Zynquista has been approved in the European Union for use as an adjunct to insulin therapy to improve glycemic control in adults with type 1 diabetes and a body mass index ≥ 27 kg/m2, who could not achieve adequate glycemic control despite optimal insulin therapy, but has not yet been commercially launched.

We have recently completed a Phase 3 development program for sotagliflozin in type 2 diabetes involving approximately 5,000 patients across nine studies (exclusive of outcomes studies), and are completing the close-out of two outcomes studies involving approximately 10,500 and 1,200 patients, respectively, with primary endpoints evaluating a composite of total cardiovascular death, hospitalizations for heart failure and urgent visits for heart failure.

•We are conducting preclinical research and development and preparing to conduct clinical development of compounds from a number of additional drug discovery and development programs.
In September 2020, we completed the sale of our XERMELO® (telotristat ethyl) product and related assets to TerSera Therapeutics LLC, or TerSera. We commercially launched XERMELO following regulatory approval in the United States in February 2017 for the treatment of carcinoid syndrome diarrhea in combination with SSA therapy in adults inadequately controlled by SSA therapy. In connection with the sale, TerSera assumed responsibility for the continued development of XERMELO as a treatment for biliary tract cancer, currently in a Phase 2 clinical trial. We are eligible to receive development, regulatory and sales milestone payments from TerSera of up to an aggregate of $65 million for the development and commercialization of XERMELO in patients with biliary tract cancer and mid-teens percentage royalty payments from TerSera on net sales of XERMELO in biliary tract cancer.

Sotagliflozin, XERMELO and compounds from a number of additional drug discovery and development programs originated from our own internal drug discovery efforts, and LX9211 and other compounds targeting AAK1 originated from our collaborative neuroscience drug discovery efforts with Bristol-Myers Squibb. These efforts were driven by a systematic, target biology-driven approach in which we used gene knockout technologies and an integrated platform of advanced medical technologies to systematically study the physiological and behavioral functions of almost 5,000 genes in mice and assessed the utility of the proteins encoded by the corresponding human genes as potential drug targets. We have identified and validated in living animals, or in vivo, more than 100 targets with promising profiles for drug discovery.
We are working both independently and through strategic collaborations and alliances with third parties to capitalize on our drug target discoveries and drug discovery and development programs. We seek to retain exclusive or co-exclusive rights to the benefits of certain drug discovery and development programs by developing and commercializing drug candidates from those programs internally, particularly in the United States for indications treated by specialist physicians. We seek to collaborate with other pharmaceutical and biotechnology companies with respect to drug discovery or the development and commercialization of certain of our drug candidates, particularly with respect to commercialization in territories outside the United States or commercialization in the United States for indications treated by primary care physicians, or when the collaboration may otherwise provide us with access to expertise and resources that we do not possess internally or are complementary to our own.
Lexicon Pharmaceuticals was incorporated in Delaware in July 1995, commenced operations in September 1995 and was listed on The Nasdaq Global Select Market in April 2000.
Our Principal Executive Offices
Our principal executive offices are located at 8800 Technology Forest Place, The Woodlands, Texas 77381. Our telephone number is (281) 863-3000. Our website is located at www.lexpharma.com. Unless indicated otherwise, no information is incorporated herein by reference from our website or any other website and no website constitutes a part of this prospectus supplement. Our common stock is listed on the Nasdaq under the symbol “LXRX.”
Additional Information
For additional information about us, please refer to the documents set forth under “Where You Can Find More Information” in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein.

THE OFFERING

Common stock offered by us	Common stock having an aggregate sales price of up to $50,000,000.
Common stock to be outstanding immediately after this offering	Up to 160,578,256 shares (as more fully described in the notes following this table), assuming sales of 43,103,448 shares of our common stock in this offering at an offering price of $1.16 per share, which was the last reported sale price of our common shares on The Nasdaq Global Select Market on October 29, 2020. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution	“At the market offering” that may be made from time to time through or to Jefferies LLC, as sales agent. See “Plan of Distribution” on page S-7.
Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, (i) research and development activities, (ii) acquisitions or investments in businesses, products and technologies that are complementary to our own, and (iii) other general corporate purposes, including capital expenditures and working capital needs. Please read “Use of Proceeds.”
Risk Factors	There are risks associated with an investment in our common stock. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase our common stock in this offering.
The Nasdaq Global Select Market Symbol	“LXRX”

The number of shares of our common stock shown above are based on 117,474,808 shares of common stock outstanding as of October 26, 2020, and excludes the following potentially dilutive securities as of that date:
•11,752,840 shares of common stock issuable upon the exercise of outstanding stock options and vesting of outstanding restricted stock units;
•13,531,834 shares of common stock reserved for future issuance under our equity incentive plans; and
•1,385,927 shares of common stock issuable upon conversion of the outstanding 5.25% Convertible Senior Notes due 2021.

RISK FACTORS
An investment in our common stock involves risk. You should carefully consider the risk factors set forth in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus, when evaluating an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.
Risks Related to the Offering
Future sales of our common stock, or the perception that such sales may occur, may depress our stock price.
We or our stockholders may sell shares of common stock in the future. A substantial number of shares of our common stock is reserved for issuance upon conversion of notes evidencing our current indebtedness, upon the exercise of stock options and upon vesting of restricted stock units. If we or our stockholders sell substantial amounts of our common stock (including shares issued upon the conversion of notes, exercise of stock options or vesting of restricted stock units) in the public market, or if the market perceives that such sales may occur, the market price of our common stock could fall and it may become more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.  For example, following an acquisition, a significant number of shares of our common stock held by new stockholders may become freely tradable or holders of registration rights could cause us to register their shares for resale.  Sales of these shares of common stock held by existing stockholders could cause the market price of our common stock to decline. We cannot predict the size of future issuances or sales of our common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock.
The common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to sales agent at any time throughout the term of the sales agreement. The number of shares that are sold by Jefferies after delivering a sales notice will fluctuate based on the market price of shares of our common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this Offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain information regarding our financial projections, plans and strategies that are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology. These statements, which are only predictions and involve known and unknown risks, uncertainties and other important factors may include, among other things, statements which address our strategy and operating performance, events or developments that we expect or anticipate will occur in the future, such as projections of our future results of operations or of our financial condition, the regulatory status and therapeutic and commercial potential of our drug programs, the status of any collaborative agreements or clinical trials, the expected timing of the completion of our ongoing and future clinical trials and the results of such trials, including top-line data, expected timing of initiation of our planned clinical trials, expected enrollment in our ongoing and future clinical trials, and our research and development efforts and anticipated trends in our business.
We have based these forward-looking statements on our current expectations and projections about future events. However, there may be events in the future that we are not able to predict accurately or which we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Many important factors could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” in this prospectus supplement and other sections of the documents incorporated by reference into this prospectus supplement. As a result, you should not rely on such statements in making your investment decision. Except as required by applicable law, we undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus supplement.
All references in this prospectus supplement and the companying prospectus to “Lexicon,” “Lexicon Pharmaceuticals,” “we,” “us” and “our” refer to Lexicon Pharmaceuticals, Inc. and its subsidiaries. We own or have rights to trademarks or trade names that we use in connection with the operation of our business. The Lexicon name and logo are registered trademarks and Zynquista™ is a trademark of Lexicon Pharmaceuticals, Inc.

USE OF PROCEEDS
We are not guaranteed to receive any particular amount of proceeds from this offering. The amount of proceeds we receive from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, (i) research and development activities, (ii) acquisitions or investments in businesses, products and technologies that are complementary to our own, and (iii) other general corporate purposes, including capital expenditures and working capital needs.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $50,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jefferies will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed on October 30, 2020, and incorporated by reference in this prospectus supplement.
Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.
A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS
The validity of the common stock offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference the documents listed below that we have previously filed with the SEC and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement:
•our Annual Report on Form 10-K for the year ended December 31, 2019, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2020 Annual Meeting of Stockholders filed on March 13, 2020;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 filed on April 27, 2020, June 30, 2020 filed on July 29, 2020, and September 30, 2020 filed on October 30, 2020;
•our Current Reports on Form 8-K or Form 8-K/A filed on January 16, 2020, March 12, 2020, April 27, 2020 (two reports), May 29, 2020, July 15, 2020, July 30, 2020 (two reports), August 4, 2020, September 8, 2020, September 11, 2020, September 24, 2020, September 29, 2020 and October 22, 2020; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 27, 2000, including any amendment to that Form that we may file in the future for the purpose of updating the description of our capital stock.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as so modified or superseded.

You should only rely on the information contained in this prospectus supplement or in documents incorporated or deemed to be incorporated in this prospectus supplement, unless that statement has been subsequently modified or superseded as described above prior to the time you make your investment decision.

Upon your written or oral request, we will provide you, at no cost, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy of these documents by contacting:

Lexicon Pharmaceuticals, Inc.
Attention: General Counsel
8800 Technology Forest Place
The Woodlands, Texas 77381
Phone: (281) 863-3000

You may also access the documents incorporated by reference in this prospectus through our website at www.lexpharma.com, Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website located at www.lexpharma.com, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.

$150,000,000
Lexicon Pharmaceuticals, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

__________________

We may offer common stock, preferred stock, debt securities, warrants and/or rights, either individually or in units, from time to time in one or more offerings in amounts, at prices and on terms to be determined in light of market conditions at the time of sale. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “LXRX”. The prospectus supplement will contain information, where applicable, regarding any other listing on The Nasdaq Global Select Market or any securities exchange of the securities covered by the prospectus supplement. The last reported sale price of our common stock on November 4, 2019 was $3.95 per share.

Investing in our securities involves risks. See “Risk Factors” on page 6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2019.

TABLE OF CONTENTS

	Page		Page
About This Prospectus	3	Special Note Regarding Forward Looking
Lexicon Pharmaceuticals, Inc.	4	Statements	23
Risk Factors	6	Use of Proceeds	24
Description of Capital Stock	7	Plan of Distribution	25
Description of Debt Securities	10	Legal Matters	27
Description of Warrants	15	Experts	27
Description of Rights	17	Where You Can Find More Information	27
Description of Units	19	Documents Incorporated by Reference	27
Legal Ownership of Securities	20

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find More Information” on page 27 of this prospectus.
In this prospectus, “Lexicon,” “Lexicon Pharmaceuticals,” “we,” “us” and “our” refer to Lexicon Pharmaceuticals, Inc. and its subsidiaries. We own or have rights to trademarks or trade names that we use in connection with the operation of our business. The Lexicon name and logo and XERMELO® are registered trademarks and Zynquista™ is a trademark of Lexicon Pharmaceuticals, Inc.
You should rely only on the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us and any documents incorporated into this prospectus by reference. We have not authorized anyone to provide you with information different from that contained in this prospectus or the documents incorporated by reference herein. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted. This prospectus may only be used where it is legal to sell these securities. The information contained in this prospectus, the documents incorporated by reference herein and any supplements to this prospectus are accurate only as of the dates of their respective covers or earlier dates as specified therein, regardless of the time of delivery of this prospectus or any supplement to this prospectus or of any sale of these securities.

LEXICON PHARMACEUTICALS, INC.
Lexicon Pharmaceuticals is a biopharmaceutical company with a mission of pioneering medicines that transform patients’ lives. We are devoting most of our resources to the commercialization or development of our three most advanced drug programs:
•We are commercializing XERMELO® (telotristat ethyl), an orally-delivered small molecule drug, in the United States for the treatment of carcinoid syndrome diarrhea in combination with somatostatin analog, or SSA, therapy in adults inadequately controlled by SSA therapy. We have granted Ipsen Pharma SAS an exclusive, royalty-bearing right to commercialize XERMELO outside of the United States and Japan. Ipsen is commercializing XERMELO in multiple countries, including the United Kingdom and Germany, and is preparing to commercialize XERMELO in certain additional countries. We are also developing telotristat ethyl as a treatment for biliary tract cancer and are currently conducting a Phase 2a clinical trial of telotristat ethyl in biliary tract cancer patients.
•We are developing Zynquista™ (sotagliflozin), an orally-delivered small molecule drug candidate, as a treatment for type 1 and type 2 diabetes. Zynquista has been approved in the European Union for use as an adjunct to insulin therapy to improve glycemic control in adults with type 1 diabetes and a body mass index ≥ 27 kg/m2, who could not achieve adequate glycemic control despite optimal insulin therapy. The U.S. Food and Drug Administration has issued a complete response letter regarding the application for regulatory approval to market sotagliflozin for type 1 diabetes in the United States.
We had previously granted Sanofi-Aventis Deutschland GmbH, or Sanofi, an exclusive, worldwide (excluding Japan), royalty-bearing right to develop, manufacture and commercialize sotagliflozin. We and Sanofi have agreed to terminate our collaboration, pursuant to which we have regained all rights to sotagliflozin and are assuming full responsibility for the worldwide development and commercialization of sotagliflozin in both type 1 and type 2 diabetes. We and Sanofi are currently cooperating in the transition of responsibility for ongoing clinical studies and other activities relating to sotagliflozin, including the comprehensive Phase 3 development program for sotagliflozin in type 2 diabetes which Sanofi was previously conducting. We have reported preliminary top-line results from the first three Phase 3 clinical trials of sotagliflozin in adults living with type 2 diabetes.
•We are developing LX9211, an orally-delivered small molecule drug candidate, as a treatment for neuropathic pain. We are currently conducting a Phase 1 clinical trial of LX9211 and are preparing to initiate a Phase 2 clinical trial of LX9211.
Compounds from our most advanced drug programs, as well as compounds from a number of additional drug discovery and development programs that we have advanced into various stages of clinical and preclinical development, originated from our own internal drug discovery efforts. These efforts were driven by a systematic, target biology-driven approach in which we used gene knockout technologies and an integrated platform of advanced medical technologies to systematically study the physiological and behavioral functions of almost 5,000 genes in mice and assessed the utility of the proteins encoded by the corresponding human genes as potential drug targets. We have identified and validated in living animals, or in vivo, more than 100 targets with promising profiles for drug discovery.
We are working both independently and through strategic collaborations and alliances with third parties to capitalize on our drug target discoveries and drug discovery and development programs. We seek to retain exclusive or co-exclusive rights to the benefits of certain drug discovery and development programs by developing and commercializing drug candidates from those programs internally, particularly in the United States for indications treated by specialist physicians. We seek to collaborate with other pharmaceutical and biotechnology companies, such as Ipsen, with respect to drug discovery or the development and commercialization of certain of our drug candidates, particularly with respect to commercialization in territories outside the United States, commercialization in the United States for indications treated by primary care physicians, or when the collaboration may otherwise provide us with access to expertise and resources that we do not possess internally or are complementary to our own.

Lexicon Pharmaceuticals was incorporated in Delaware in July 1995 and commenced operations in September 1995. Our corporate headquarters are located at 8800 Technology Forest Place, The Woodlands, Texas 77381, and our telephone number is (281) 863-3000. Our common stock is listed on The Nasdaq Global Select Market under the symbol “LXRX.”
Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are made available free of charge on our corporate website located at www.lexpharma.com as soon as reasonably practicable after the filing of those reports with the Securities and Exchange Commission. Information found on or through our website is not incorporated herein by reference and should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors described under, but not limited to, the heading “Risk Factors” in our most recent annual report on Form 10-K, any subsequently filed quarterly reports on Form 10-Q and any subsequently filed current reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K), which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Documents Incorporated By Reference” on page 27 of this prospectus. See also “Special Note Regarding Forward-Looking Statements” on page 23 of this prospectus.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 230 million shares of common stock, $0.001 par value, and five million shares of preferred stock, $0.01 par value. As of November 4, 2019, there were 106,271,927 shares of our common stock issued and outstanding, 407,200 shares of our common stock issued and held in treasury and no shares of preferred stock outstanding.
The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation, as amended, second amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation, as amended, second amended and restated bylaws and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and second amended and restated bylaws, see “Where You Can Find More Information” on page 27 of this prospectus.
Common Stock
The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Lexicon, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and all shares of common stock that may be issued under this prospectus will be, fully paid and non-assessable.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by the stockholders, to issue up to five million shares of preferred stock, in one or more series. Our board of directors is authorized to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. Our board of directors may also establish from time to time the number of shares constituting any series of preferred stock, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding.
We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:
•    the title and stated value;
•    the number of shares we are offering;
•    the liquidation preference per share;
•    the purchase price;
•    the dividend rate, period and payment date and method of calculation for dividends;
•    whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•    the provisions for a sinking fund, if any;
•    the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•    whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•    whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•    voting rights, if any, of the preferred stock;
•    preemption rights, if any;
•    restrictions on transfer, sale or other assignment, if any;
•    the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•    any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•    any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Arrangements with Invus
In June 2007, we entered into a securities purchase agreement with Invus, L.P., under which Invus, L.P. made an initial investment in our common stock in August 2007. Invus, L.P. and its affiliates have subsequently made additional investments in our common stock and currently own approximately 60.8% of our outstanding common stock.
Board of Directors. Concurrently with the execution of the securities purchase agreement, we entered into a stockholders’ agreement with Invus, L.P. under which Invus, L.P. and Invus C.V., which we collectively refer to as Invus, have the right to designate a number of directors equal to the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates, rounded up to the nearest whole number of directors. Invus has designated three of the nine current members of our board of directors. While Invus has not presently exercised its director designation rights in full, it may exercise them at any time in the future in its sole discretion. To facilitate the exercise of such rights, we have agreed, upon written request from Invus, to take all necessary actions in accordance with our obligations under the stockholders’ agreement to (a) increase the number of directors to the number specified by Invus (which number shall be no greater than reasonably necessary for the exercise of Invus’ director designation rights under the stockholders’ agreement) and (b) cause the appointment to the newly created directorships of directors so designated by Invus pursuant to its rights under the stockholders’ agreement.
Invus also has the right to require proportionate representation of Invus-appointed directors on the audit, compensation and corporate governance committees of our board of directors, subject to certain restrictions. Invus-designated directors currently serve as one of the three members of each of the compensation committee and the corporate governance committee of our board of directors. No Invus-designated directors currently serve on the audit committee of our board of directors.

The provisions of the stockholders’ agreement relating to Invus’ rights to designate members of our board of directors and its audit, compensation and corporate governance committees will terminate if the percentage of all the outstanding shares of our common stock owned by Invus and its affiliates falls below 10%. Invus also has the right to terminate these provisions at any time in its discretion.
Registration Rights. Concurrently with the execution of the securities purchase agreement, we also entered into a registration rights agreement with Invus, L.P., pursuant to which Invus and its affiliates have certain demand and piggyback registration rights with respect to shares of our common stock held by them. Invus, L.P. and its affiliates which hold our common stock have waived these registration rights with respect to any offerings of our securities pursuant to this prospectus.
Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents
Delaware Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation such as Lexicon from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of our voting stock.
Charter Documents. Our amended and restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Additionally, our amended and restated certificate of incorporation:
•    does not provide for the use of cumulative voting in the election of directors;
•    provides for a board of directors, classified into three classes of directors;
•    provides that the authorized number of directors may be changed only by resolution of our board of directors; and
•    provides for the authority of our board of directors to issue up to five million shares of “blank check” preferred stock and to determine the price, powers, preferences and rights of these shares, without stockholder approval.
Our second amended and restated bylaws provide that candidates for director may be nominated only by our board of directors or by a stockholder who gives written notice to us not less than 120 days nor more than 150 days in advance of the first anniversary of the date of our proxy statement relating to the previous year’s annual meeting of stockholders. The authorized number of directors is fixed in accordance with our amended and restated certificate of incorporation. Our board of directors currently consists of nine members, divided into three classes. As a result, a portion of the board of directors will be elected each year. The board of directors may appoint new directors to fill vacancies or newly created directorships. Our second amended and restated bylaws also limit who may call a special meeting of stockholders.
Delaware law and these charter provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Inc. The transfer agent for any series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms summarized below will apply generally to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may offer debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.
The debt securities will be issued under an indenture between us and a trustee. The following summary of the general features of the debt securities to be governed by the indenture is subject to, and qualified in its entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. We have filed a form of indenture as an exhibit to the registration statement which includes this prospectus. Capitalized terms used in the summary have the meanings specified in the indenture.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•    the title of the debt securities;
•    the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•    any limit on the aggregate principal amount of the debt securities;
•    the date or dates on which we will pay the principal on the debt securities;
•    the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•    the place or places where principal of, and interest, if any, on, the debt securities will be payable;
•    the terms and conditions upon which we may redeem the debt securities;
•    any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•    the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•    the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•    whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•    the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•    the currency of denomination of the debt securities;
•    the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;
•    if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•    the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
•    any provisions relating to any security provided for the debt securities;
•    any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•    any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•    any conversion provisions, including the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;
•    whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;
•    any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•    any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry securities will not be issuable in certificated form.
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•    we are the surviving corporation or the successor person (if other than Lexicon) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•    immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•    certain other conditions are met.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•    default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•    default in the payment of principal of or premium on any debt security of that series when due and payable;
•    default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
•    default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;
•    certain events of bankruptcy, insolvency or reorganization of our company; and

•    any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•    that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•    the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver
We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•    reduce the amount of debt securities whose holders must consent to an amendment or waiver;
•    reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•    reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•    reduce the principal amount of discount securities payable upon acceleration of maturity;
•    waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•    make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;
•    make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•    waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge of Indenture
The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon satisfying the requirements in the indenture, including the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•    the offering price and aggregate number of warrants offered;
•    the currency for which the warrants may be purchased;
•    if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•    if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•    in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•    in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•    the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•    the terms of any rights to redeem or call the warrants;
•    any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•    the dates on which the right to exercise the warrants will commence and expire;
•    the manner in which the warrant agreements and warrants may be modified;
•    federal income tax consequences of holding or exercising the warrants;
•    the terms of the securities issuable upon exercise of the warrants; and
•    any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•    in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•    in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
The warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus and the related rights agreements. While the terms summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any series of rights that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any rights offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific rights agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue rights to purchase common stock, preferred stock, debt securities or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.
We will describe in the applicable prospectus supplement the terms of the series of rights, including:
•    the date of determining the stockholders entitled to the rights distribution;
•    the number of rights issued or to be issued to each stockholder;
•    the exercise price payable for each share of common stock, preferred stock, debt securities or other securities upon the exercise of the rights;
•    the number and terms of the shares of common stock, preferred stock, debt securities or other securities which may be purchased per each right;
•    the extent to which the rights are transferable, if at all;
•    the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•    the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;
•    if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and
•    any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

Exercise of Rights
Each right will entitle the holder of the right to purchase for cash such amount of shares of common stock, preferred stock, debt securities or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.
Governing Law
The rights and rights agreements will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and the related unit agreements. While the terms summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue units comprised of one or more shares of common stock, shares of preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
•    the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•    any provisions of the governing unit agreement that differ from those described below; and
•    any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
Lexicon, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•    how it handles securities payments and notices;
•    whether it imposes fees or charges;
•    how it would handle a request for the holders’ consent, if ever required;
•    whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•    how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•    if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•    An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•    An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•    An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•    An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•    The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•    The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•    Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
The global security will terminate when the following special situations occur:
•    if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•    if we notify any applicable trustee that we wish to terminate that global security; or
•    if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain certain information regarding our financial projections, plans and strategies that are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should” or “will” or the negative of these terms or other comparable terminology. These statements, which are only predictions and involve known and unknown risks, uncertainties and other important factors may include, among other things, statements which address our strategy and operating performance, events or developments that we expect or anticipate will occur in the future, such as projections of our future results of operations or of our financial condition, our success in commercializing XERMELO and any other products for which we may receive regulatory approval, the regulatory status and therapeutic and commercial potential of our other drug programs, the status of any collaborative agreements or clinical trials, the expected timing of the completion of our ongoing and future clinical trials and the results of such trials, including top-line data, expected timing of initiation of our planned clinical trials, expected enrollment in our ongoing and future clinical trials, and our research and development efforts and anticipated trends in our business.
We have based these forward-looking statements on our current expectations and projections about future events. However, there may be events in the future that we are not able to predict accurately or which we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Many important factors could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and other sections of the documents incorporated by reference into this prospectus. As a result, you should not rely on such statements in making your investment decision. Except as required by applicable law, we undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus.

USE OF PROCEEDS
Except as otherwise described in the prospectus supplement relating to an offering, we intend to use the net proceeds from the sale(s) of securities offered pursuant to this prospectus and any prospectus supplement for research, development and commercialization activities and other general corporate purposes, including capital expenditures and working capital needs. We may also use some or all of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own.
The amounts that we actually expend for working capital purposes, investments or acquisitions will vary significantly depending on a number of factors, including our future revenues, the amount of cash we generate from operations and the progress of our research, development and commercialization efforts. Accordingly, our management will retain broad discretion in the allocation of the net proceeds from the sale(s) of the offered securities. If we elect at the time of the issuance of the securities to make different or more specific use of proceeds other than as described in this prospectus, the change in use of proceeds will be described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell securities under this prospectus from time to time in any one or more of the following ways:
•    to or through underwriters;
•    through brokers or dealers;
•    directly to other purchasers; or
•    through agents.
We may sell securities under this prospectus from time to time in one or more transactions:
•    at a fixed price or prices, which may be changed;
•    at varying prices determined at the time of sale;
•    at market prices prevailing at the time of sale;
•    at prices related to such prevailing market prices; or
•    at negotiated prices.
The prospectus supplement relating to the securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, brokers, dealers or agents, the name or names of any managing underwriter or underwriters, the purchase price of the securities and the net proceeds to us from such sale, any delayed delivery arrangements, any underwriting discounts and commissions and other items constituting underwriters’ compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any commissions paid to agents and any securities exchange or market on which the securities may be listed.
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In connection with the sale of our securities, underwriters, brokers, dealers or agents may receive compensation from us or purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, or the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if those securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

If dealers or brokers acting as dealers are used in the sale of the securities, we will sell the securities to such dealers or brokers as principals. The dealers or brokers acting as dealers may then resell such securities to the public at varying prices to be determined by such dealers or brokers at the time of resale. The names of dealers or brokers acting as dealers and the terms of the transaction will be set forth in the prospectus supplement relating to such securities. We may sell the securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions that we pay to such agent will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We may sell securities directly, in which case no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.
We may offer securities through agents in connection with a distribution to our stockholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto. Pursuant to any standby underwriting agreement entered into in connection with a rights offering to our stockholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any rights, any standby underwriters in a rights offering to our stockholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such rights, the underwriters may offer securities of the type underlying the rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting agreement in connection with a rights offering to our stockholders, we may elect to retain a dealer-manager to manage such a rights offering for us. We also may enter into a standby arrangement with other purchasers pursuant to which such purchasers may be required to purchase any securities remaining unsubscribed for after such offering. Any such dealer-manager may offer securities of the type underlying the rights acquired or to be acquired pursuant to the purchase and exercise of rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.
All securities we offer, other than common stock and other securities issued upon a reopening of a previous series, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
If so indicated in the prospectus supplement, we will authorize agents, underwriters, brokers or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth also the commission payable for solicitation of such contracts.
We may have agreements with the underwriters, dealers and agents to indemnify them against specific civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those specific civil liabilities.
Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus has been passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the reports, proxy statements and other information that we file with the SEC at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information and for its prescribed rates to obtain copies of such material. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus or any prospectus supplement and does not constitute a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statements, exhibits and schedules are available at the SEC or through its website.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities covered by this prospectus:
•    our annual report on Form 10-K for the year ended December 31, 2018;
•    our quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2019;
•    our current reports on Form 8-K dated April 25, July 25 and September 9, 2019; and
•    the description of our common stock contained in our registration statement on Form 8‑A filed with the SEC on March 27, 2000 pursuant to Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded. You may rely on any statement contained in this prospectus or in documents incorporated or deemed to be incorporated in this prospectus, unless that statement has been subsequently modified or superseded as described above prior to the time you make your investment decision.
Upon your written or oral request, we will provide you at no cost a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy of these documents by contacting:
Investor Relations
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381-1160
Telephone: (281) 863-3000

Up to $50,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

October 30, 2020